Exhibit 4.10

Confidential

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Variation Agreement

Qantas Airways Limited (Qantas)

Globavend (HK) Limited (Company)

Agreement Number BSAHKGGLOBAVEND2026

Variation Agreement

Parties

This agreement dated 05 Jan 2026 between these parties:

Qantas	Qantas Airways Limited (ABN 16 009 661 901 of 10 Bourke Road, Mascot, NSW 2020 Australia

Company	Globavend (HK) Limited of Room 914, 9/F, Tsuen Wan Industrial Centre, 220-248 Texaco Road, N.T., HK.

Recitals

A	Qantas and Company are parties to the Original Agreement.

B	The parties agree to vary the Original Agreement on the terms and conditions contained in this Variation Agreement.

Agreement Details

Item	Details
Original Agreement	Block Space Agreement dated 09 January 2025
Effective Date of Variation	01 January 2026

Agreement No: BSAHKGGLOBAVEND2026	Page 2 of 5	Variation Agreement

Execution

EXECUTED as an agreement

SIGNED for and on behalf of QANTAS AIRWAYS LIMITED ABN 16 009 661 901	SIGNED for and on behalf of GLOBAVEND (HK) LIMITED
by a duly authorised representative in the presence of:	by a duly authorised representative in the presence of:

/s/ Mark Chan	/s/ VINCY LEE
Signature of witness	Signature of witness

Mark Chan	VINCY LEE
Name of witness (print)	Name of witness (print)

/s/ Igor Kwiatkowski	/s/ FRANK YAU
Signature of authorised representative	Signature of authorised representative

Igor Kwiatkowski	DIRECTOR
Name of authorised representative (print)	Name of authorised representative (print)

Executive Manager Freight	DIRECTOR
Title of authorised representative (print)	Title of authorised representative (print)

23/12/2025	22-12-2025
Date (print)	Date (print)

Agreement No: BSAHKGGLOBAVEND2026	Page 3 of 5	Variation Agreement

Terms

1.	Consideration

1.1	This Variation Agreement is entered into in consideration of the parties incurring obligations and giving rights under this Variation Agreement and the Original Agreement.

1.2	The parties acknowledge the sufficiency of the consideration.

2.	Amendment

2.1	With effect from the Effective Date of Variation, the terms of the Original Agreement are amended by deleting Schedule 1 and replacing with the Schedule 1 attached to the following page of this Variation Agreement.

3.	General

3.1	In this Variation Agreement, unless the context requires otherwise, capitalised terms have the meanings set out in the Agreement Details or set out in the Original Agreement.

3.2	This Variation Agreement contains all the terms with respect to its subject matter and supersedes all prior communications with respect to that subject matter.

3.3	Except as specifically amended by this Variation Agreement, the provisions of the Original Agreement shall remain in full force and effect.

3.4	This Agreement is governed by the same governing law as the Original Agreement and each party submits to the exclusive jurisdiction of the same courts as they submit to in the Original Agreement.

3.5	This Variation Agreement may be executed in any number of counterparts.

Agreement No: BSAHKGGLOBAVEND2026	Page 4 of 5	Variation Agreement

SCHEDULE 1

TERM

Commencement Date: 01 January 2026

Expiry Date: 31 December 2026

BLOCK SPACE, RATES, ROUTES AND FLIGHTS

Route		Aircraft	Flight No.	Day	Block Space	Rates
Origin	Destination
HKG	SYD	[Redacted]	[Redacted]	[Redacted]	[Redacted]	[Redacted]
HKG	MEL	[Redacted]	[Redacted]	[Redacted]	[Redacted]	[Redacted]

Conditions applicable to the Block Space and Rates in this Schedule 1:

●	Rates apply to the chargeable weight shown on the Qantas Air Waybill.

●	Each Qantas Air Waybill issued under this Agreement must be above [Redacted] kg.

●	Rates only apply to general cargo.

●	Rates exclude Other Charges such as but not limited to fuel and security surcharges.

Minimum Pivot

●	[Redacted]

Blackout period ([Redacted] commitment on below dates if we operate)

●	[Redacted]

●	[Redacted]

Dead Freight will apply for non-fulfilment / under pivot after monthly EQ

CLOSE-OUT TIME

Freight must be presented for lodgment at least [Redacted] hours prior to scheduled departure or such time otherwise notified by Qantas.

ADDRESS FOR NOTICES

Address for Notices
Qantas Airways Limited	Globavend (HK) Limited
Attention: [Redacted]	Attention: [Redacted]
[Redacted]	[Redacted]

Mobile: [Redacted]	Mobile: [Redacted]
Email: [Redacted]	Email: [Redacted]

Agreement No: BSAHKGGLOBAVEND2026	Page 5 of 5	Variation Agreement